UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Akamai Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL ONE
APPROVAL OF AMENDMENT OF AKAMAI’S STOCK INCENTIVE PLAN
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
OTHER MATTERS
APPENDIX A

April 12, 2004

To our Stockholders:

      I am pleased to invite you to attend the 2004 Annual Meeting of Stockholders of Akamai Technologies, Inc. to be held on Tuesday, May 25, 2004 at 10:00 a.m. at the Marriott Hotel Cambridge, Two Cambridge Center, Cambridge, Massachusetts.

      At the Annual Meeting, we expect to consider and act upon the following matters:

(1)	To elect three members of our Board of Directors to serve as Class II directors for the ensuing three years;

(2)	To approve an amendment increasing the number of shares of common stock authorized for issuance under Akamai’s Second Amended and Restated 1998 Stock Incentive Plan from 41,255,600 shares to 48,255,600 shares;

(3)	To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of Akamai for the fiscal year ending December 31, 2004; and

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

      Details regarding admission to the meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

      Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

      Thank you for your ongoing support of and continued interest in Akamai.

Sincerely,

GEORGE H. CONRADES
Chairman and Chief Executive Officer

AKAMAI TECHNOLOGIES, INC.

8 Cambridge Center
Cambridge, Massachusetts 02142

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 25, 2004

       The 2004 Annual Meeting of Stockholders of Akamai Technologies, Inc. will be held on Tuesday, May 25, 2004, at 10:00 a.m., local time, at the Marriott Hotel Cambridge, Two Cambridge Center, Cambridge, Massachusetts, 02142, to consider and act upon the following matters:

(1)	To elect three members of the Board of Directors of Akamai to serve as Class II directors for the ensuing three years;

(2)	To approve an amendment increasing the number of shares of common stock authorized for issuance under Akamai’s Second Amended and Restated 1998 Stock Incentive Plan from 41,255,600 shares to 48,255,600 shares;

(3)	To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of Akamai for the fiscal year ending December 31, 2004; and

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on March 31, 2004 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. The stock transfer books of Akamai will remain open for the purchase and sale of Akamai’s common stock.

      All stockholders are cordially invited to attend the meeting.

By order of the Board of Directors,

MELANIE HARATUNIAN
Vice President, General Counsel
and Secretary

Cambridge, Massachusetts

April 12, 2004

      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

AKAMAI TECHNOLOGIES, INC.

8 Cambridge Center
Cambridge, Massachusetts 02142

PROXY STATEMENT

       THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF AKAMAI TECHNOLOGIES, INC. FOR USE AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 10:00 A.M. ON MAY 25, 2004 AND AT ANY ADJOURNMENT OR ADJOURNMENTS OF THAT MEETING.

      All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our Secretary or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

      Our Annual Report for the fiscal year ended December 31, 2003 is being mailed to our stockholders with the mailing of the Notice of Annual Meeting and this Proxy Statement on or about April 12, 2004.

      A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, except for exhibits thereto, will be furnished without charge to any stockholder upon written request to Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142, Attn: Director of Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.

      Certain documents referenced in this Proxy Statement are available on our website at www.akamai.com. We are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this Proxy Statement.

Voting Securities and Votes Required

      On March 31, 2004, the record date for the determination of, stockholders entitled to notice of, and to vote at, the Annual Meeting, there were issued, outstanding and entitled to vote an aggregate of 122,800,394 shares of our common stock, $.01 par value per share. Each share of common stock is entitled to one vote.

      Under our by-laws, the holders of a majority of the shares of our common stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of our common stock present in person or represented by executed proxies received by us (including “broker non-votes” and shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present. If the shares you own are held in “street name,” the bank or brokerage firm, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank or brokerage firm provides you.

      The affirmative vote of the holders of a plurality of the shares of our common stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and voting on the matter is required for (i) approval of the amendment to the Second Amended and Restated 1998 Stock Incentive Plan, which we refer to in this Proxy Statement as the Stock Incentive Plan and (ii) for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2004.

      Shares that abstain from voting as to a particular matter and “broker non-votes,” which are shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting of each matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

Security Ownership of Certain Beneficial Owners and Management

      The following table includes information as to the number of shares of our common stock beneficially owned as of February 29, 2004 by the following:

•	each stockholder known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	our chief executive officer and our three other most highly compensated executive officers in 2003 who received compensation in excess of $100,000 in 2003, referred to as our Akamai Named Executive Officers, as well as our other executive officers; and

•	all of our executive officers and directors as a group.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which we sometimes refer to as the Commission, and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to shares of common stock identified below, except to the extent authority is shared by spouses under applicable law. Beneficial ownership includes any shares that the person has the right to acquire within 60 days of February 29, 2004 through the exercise of any stock option or any warrant. Unless otherwise indicated in the notes to the table, the address of each director, executive officer and stockholder owning more than 5% of the outstanding shares of common stock is c/o Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142.

		Percentage of
	Number of Shares	Common Stock
Name of Beneficial Owner	Beneficially Owned	Outstanding (%)

Massachusetts Financial Services Company(1)	10,693,510	8.7
F. Thomson Leighton	7,479,575	6.1
George H. Conrades(2)	6,196,465	5.1
Martin M. Coyne II(3)	39,875	*
C. Kim Goodwin	0	*
Ronald Graham(4)	63,000	*
William A. Halter(5)	41,250	*
Peter J. Kight	0	*
Frederic V. Salerno(6)	100,000	*
Naomi O. Seligman(7)	23,625	*
Robert Cobuzzi(8)	71,147	*
Melanie Haratunian	0	*
Michael A. Ruffolo(9)	513,510	*
Paul Sagan (10)	1,504,028	*
Chris Schoettle (11)	281,136	*
All executive officers and directors as a group (14 persons) (12)	16,313,611	13.2

*	Percentage is less than 1% of the total number of outstanding shares of our common stock.

(1)	The information reported is based on a Schedule 13G/ A dated February 11, 2004, filed with the Commission by Massachusetts Financial Services Company, or MFS. MFS reports its address as 500 Boylston Street, Boston, Massachusetts 02116.

(2)	Includes 8,694 shares issuable upon the exercise of warrants exercisable within 60 days of February 29, 2004.

(3)	Consists of shares issuable upon the exercise of stock options exercisable within 60 days of February 29, 2004.

(4)	Consists of shares issuable upon the exercise of stock options exercisable within 60 days of February 29, 2004.

(5)	Consists of shares issuable upon the exercise of stock options exercisable within 60 days of February 29, 2004.

(6)	Includes 25,000 shares issuable upon the exercise of stock options exercisable within 60 days of February 29, 2004.

(7)	Consists of shares issuable upon the exercise of stock options exercisable within 60 days of February 29, 2004.

(8)	Includes 62,500 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days of February 29, 2004.

(9)	Includes 289,981 shares issuable upon the exercise of stock options exercisable within 60 days of February 29, 2004. Mr. Ruffolo departed as our Chief Operating Officer in April 2004.

(10)	Includes 234,375 shares upon the exercise of stock options exercisable within 60 days of February 29, 2004 and 6 shares held by Mr. Sagan’s minor children.

(11)	Includes 175,000 shares issuable upon the exercise of stock options exercisable within 60 days of February 29, 2004.

(12)	Includes 966,425 shares issuable upon the exercise of stock options and warrants exercisable within 60 days after February 29, 2004.

PROPOSAL ONE

ELECTION OF DIRECTORS

      Our Board of Directors currently consists of nine persons, divided into three classes, serving staggered terms of three years, as follows: three Class I directors (with terms expiring at the 2006 annual meeting of our stockholders), three Class II directors (with terms expiring at the 2004 annual meeting of our stockholders) and three Class III directors (with terms expiring at the 2005 annual meeting of our stockholders).

      In May 2003, Martin Coyne was named our Lead Director of our Board of Directors. In this role, he presides over meetings of the independent members of our Board of Directors, leads numerous initiatives relating to corporate governance and Board effectiveness and ensures cross communication across Board committees to ensure that all committees have the necessary information to make decisions that are in the best interests of the shareholders. Since the establishment of the Lead Director role, the independent directors have met following each Board meeting and at other times as required. Mr. Coyne, in conjunction with the other independent directors, establishes the most important issues that the Board of Directors will focus on to drive short-term and longer-term businesses performance. Mr. Coyne works with the Chief Executive Officer to prepare Board meeting agendas and ensure that the necessary preparatory materials are provided to Board members prior to meetings. Following each Board meeting, Mr. Coyne solicits feedback from, and shares his views with, the other independent directors and provides feedback to the Chief Executive Officer and other members of management on their performance and other important issues that the Board of Directors believes management should focus on. Mr. Coyne also leads discussions on Chief Executive Officer performance, succession planning for Mr. Conrades and other key management positions.

      In January 2004, C. Kim Goodwin was elected to the Board of Directors by its members in order to fill a vacancy created upon the adoption of a resolution increasing the size of the Board of Directors. Ms. Goodwin serves as a Class I Director. In March 2004, Ms. Goodwin was appointed to the Audit Committee to replace William A. Halter and to the Nominating and Corporate Governance Committee. In March 2004, Mr. Halter was appointed to the Compensation Committee.

      In March 2004, Peter J. Kight was elected to the Board of Directors by its members in order to fill a vacancy created by upon the adoption of a resolution increasing the size of the Board of Directors. Mr. Kight serves as a Class III director. Mr. Kight has not yet been appointed to any committee.

      Three Class II directors are to be elected at the Annual Meeting. Each of the Class II directors elected at the Annual Meeting will hold office until the 2007 annual meeting of our stockholders or until his or her successor has been duly elected and qualified. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Ronald L. Graham, F. Thomson Leighton and Naomi O. Seligman to serve as Class II directors for a term expiring at the 2007 annual meeting of our stockholders.

      In the event that any nominee for Class II director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

Board Recommendation

      Our Board of Directors believes that approval of the election of Ronald L. Graham, F. Thomson Leighton and Naomi O. Seligman to serve as Class II directors is in the best interests of Akamai and our stockholders and, therefore, recommends that the stockholders vote FOR this proposal.

      Set forth below are the names and ages of each member of the Board of Directors (including the nominees for election as Class II directors), and the positions and offices held by him or her, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a director of Akamai. Information with respect to the number of shares of our common stock beneficially owned by each director, directly or indirectly, as of February 29, 2004, appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Nominees for Terms Expiring in 2007 (Class II Directors)

      Ronald Graham, age 68, has served as a director of Akamai since August 2001. Mr. Graham, a professor at the University of California at San Diego since January 1999, holds the Irwin and Joan Jacobs Endowed Chair of Computer and Information Science, a non-profit society of scholars engaged in scientific and engineering research. Mr. Graham is also the Chief Scientist of the California Institute for Telecommunications and Information Technology, an institute created by the State of California to fund research related to next-generation of Internet technologies. In addition, since July 1996, Mr. Graham has served as the Treasurer of the National Academy of Sciences. From 1962 until December 1999, Mr. Graham served in a variety of positions at AT&T Corp., a global telecommunications corporation, most recently as Chief Scientist.

      F. Thomson Leighton, age 47, co-founded Akamai and has served as our Chief Scientist and as a director since August 1998. Dr. Leighton has been a professor of Mathematics at MIT since 1982 and has served as the Head of the Algorithms Group in MIT’s Laboratory for Computer Science since its inception in 1996. Dr. Leighton is currently on leave from MIT. Dr. Leighton is a former two-term chair of the 2,000-member Association of Computing Machinery Special Interest Group on Algorithms and Complexity Theory, and a former two-term Editor-in-Chief of the Journal of the Association for Computing Machinery, one of the nation’s premier journals for computer science research.

      Naomi O. Seligman, age 65, has served as a director of Akamai since November 2001. Ms. Seligman has been a senior partner at Ostriker von Simson, a consulting firm focusing on information technology, since June 1999. The partners of Ostriker von Simson chair the CIO Strategy Exchange, which regularly brings together four vital quadrants of the IT sector: invited chief information officers, or CIOs, from the largest multinational enterprises, premier venture capitalists, CEOs from prominent computer companies and entrepreneurs leading innovative emerging technology firms. Previously, Ms. Seligman served as a co-founder and senior partner of the Research Board, Inc., a private sector institution sponsored by one hundred CIOs from major corporations. Ms. Seligman also serves on the board of directors of The Dun & Bradstreet Corporation, a provider of business information services, and Sun Microsystems, a provider of network hardware, software and services.

Directors Whose Terms Expire in 2006 (Class I Directors)

      George H. Conrades, age 65, has served as our Chairman and Chief Executive Officer since April 1999 and as a director since December 1998. Mr. Conrades has also been a venture partner of Polaris Venture Partners, Inc., an early stage investment company, since August 1998. From August 1997 to July 1998, Mr. Conrades served as Executive Vice President of GTE and President of GTE Internetworking, an integrated telecommunication services firm. Mr. Conrades served as Chief Executive Officer of BBN Corporation, a national Internet services provider and Internet technology research and development company, from January 1994 until its acquisition by GTE Internetworking in July 1997. Prior to joining BBN Corporation, Mr. Conrades was a Senior Vice President at International Business Machines Corporation, or IBM, and a member of IBM’s Corporate Management Board. Mr. Conrades is currently a director of Cardinal Health, Inc., a provider of services supporting the healthcare industry, and Harley-Davidson, Inc., a motorcycle manufacturer.

      Martin M. Coyne II, age 55, has served as a director of Akamai since November 2001. Mr. Coyne was named our Lead Director in 2003. Between 1995 and his retirement in July 2003, Mr. Coyne served in a variety of senior management positions at the Eastman Kodak Company, which develops, manufactures and markets imaging products and services. Mr. Coyne most recently served as Group Executive, Photography Group, and Executive Vice President of Eastman Kodak. Mr. Coyne also serves on the board of directors of Welch Allyn, Inc., a manufacturer of innovative medical diagnostic equipment.

      C. Kim Goodwin, age 43, has served as a director of Akamai since January 2004. Since September 2002, Ms. Goodwin has been Chief Investment Officer – Equities of State Street Research, a money management firm. From September 1997 through August 2002, Ms. Goodwin was Chief Investment Officer – U.S. Growth Equities at American Century Investment Management, an investment management company.

Directors Whose Terms Expire in 2005 (Class III Directors)

      William A. Halter, age 43, has served as a director of Akamai since August 2001. Since April 2001, Mr. Halter has been a management consultant providing services to corporate enterprises. Between November 1999 and March 2001, Mr. Halter served as Deputy Commissioner, and later as Acting Commissioner, of the United States Social Security Administration, an independent agency of the federal government. From 1993 through November 1999, Mr. Halter was a Senior Advisor in the Office of Management and Budget of the Executive Office of the President of the United States. Mr. Halter is currently a director of InterMune, Inc., a biopharmaceutical company, and webMethods, Inc., an Internet services infrastructure company.

      Peter J. Kight, age 47, has served as a director of Akamai since March 2004. Since December 1997, Mr. Kight has been Chairman of the Board of Directors and Chief Executive Officer of CheckFree Corporation, a provider of financial electronic commerce services and products. Mr. Kight also serves on the Board of Directors of Metatec International, Inc., a distributor of information utilizing CD-ROM technology.

      Frederic V. Salerno, age 60, has served as a director of Akamai since April 2002. From 1997 until his retirement in September 2002, Mr. Salerno served in a variety of senior management positions at Verizon Communications, Inc., a provider of communications services, and its predecessors. At the time of his retirement, Mr. Salerno had been serving as Vice Chairman and Chief Financial Officer. Mr. Salerno also serves on the board of directors of Bear Stearns & Co., Inc., a financial services company, Consolidated Edison, Inc., an energy company, Gabelli Asset Management Inc., a money management firm, Popular, Inc., a financial holding company, and Viacom, Inc., a media company.

Non-Director Executive Officers of Akamai

      Robert Cobuzzi, age 62, joined Akamai in November 2002 as our Chief Financial Officer. Prior to joining Akamai, from July 2000 until June 2002, Mr. Cobuzzi was Executive Vice President and Chief Financial Officer of Network Plus Corp., a competitive local and long distance telecommunications carrier. Network Plus Corporation filed a voluntary petition for bankruptcy protection under Chapter 11 of the United States bankruptcy code in January 2002. Between 1991 and 2000, Mr. Cobuzzi held a number of management positions at Kollmorgen Corporation, a manufacturer of electronic equipment and software controls, serving as Senior Vice President and Chief Financial Officer from February 1999 until July 2000.

      Melanie Haratunian, age 44, joined Akamai in September 2003 as our Vice President and General Counsel. From April 2003 until September 2003, Ms. Haratunian was Vice President and Deputy General Counsel of Allegiance Telecom Company Worldwide, the operating company of Allegiance Telecom, Inc., a competitive local, long distance, and data telecommunications carrier. Allegiance Telecom, Inc. and its subsidiaries filed a voluntary petition for bankruptcy protection under Chapter 11 of the United States bankruptcy code in May 2003. Between April 2001 and September 2003, Ms. Haratunian also was the General Counsel for Allegiance Internet, Inc., formerly known as Hosting.com, Inc., the Internet access and web-hosting division of Allegiance Telecom, Inc. Ms. Haratunian was the General Counsel of HarvardNet, Inc., an Internet access and web-hosting company, from November 1998 until April 2001 when Allegiance Telecom Company Worldwide acquired HarvardNet, Inc.

      Paul Sagan, age 44, joined Akamai in October 1998 as Vice President and Chief Operating Officer. Mr. Sagan has served as our President since May 1999 and served as Chief Operating Officer until March 2001. From July 1997 to August 1998, Mr. Sagan was Senior Advisor to the World Economic Forum, a Geneva, Switzerland-based organization that provides a collaborative framework for leaders to address global issues. From December 1995 to December 1996, Mr. Sagan was the President and Editor of Time Inc. NewMedia, an affiliate of Time Warner, Inc., a global media and entertainment company.

      Chris Schoettle, age 40, joined Akamai in March 2001 as Executive Vice President and Chief Operating Officer. Since March 2002, he has served as Executive Vice President, Technology, Networks and Support,

responsible for software development, architecture, security, network infrastructure, service operations and global customer support. From August 1998 to March 2001, Mr. Schoettle held several management positions at Lucent Technologies, a communications infrastructure company, serving most recently as President of Broadband Access from May 2000 to March 2001.

      No person who served as a director or executive officer of Akamai during the year ended December 31, 2003 has a substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting other than the election of Class I directors. Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Determination of Independence

      Under NASDAQ rules that become applicable to Akamai on the date of our Annual Meeting, a director of Akamai will only qualify as an “independent director” if, in the opinion of the Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that none of our directors, other than Mr. Conrades and Mr. Leighton, has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Board and Committee Meetings

      The Board of Directors held 12 meetings during the fiscal year ended December 31, 2003 and took two actions by unanimous written consent. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and each committee on which he or she served during the fiscal year ended December 31, 2003.

      The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates under a charter that has been approved by the Board of Directors. Copies of the charters are posted in the Investors Relations section of our website at .

      The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the new rules of the NASDAQ Stock Market that become applicable to us on the date of the Annual Meeting, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, all of the members of the Audit Committee are independent as defined by the rules of the NASDAQ Stock Market that apply to Akamai until the date of the Annual Meeting.

      The Audit Committee currently consists of three directors, Mr. Coyne, Ms. Goodwin and Mr. Salerno. Mr. Salerno serves as Chair of the Audit Committee. Mr. Halter was a member of the Audit Committee throughout 2003 until March 2004. Ms. Goodwin joined the Audit Committee in March 2004. The Audit Committee reviews the professional services provided by our independent accountants, the independence of such accountants from our management, our annual financial statements and our system of internal accounting controls. The Audit Committee also reviews such other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee held 16 meetings in fiscal year 2003. The Board of Directors has determined that Mr. Salerno is an “audit committee financial expert” within the meaning of Item 401(h) under Regulation S-K issued by the Commission under the Exchange Act. The charter for the Audit Committee is attached to this proxy statement as Appendix A.

      The Compensation Committee currently consists of Mr. Graham, Mr. Halter and Ms. Seligman. Ms. Seligman serves as Chair of the Compensation Committee. Mr. Halter joined the Compensation Committee in March 2004. The Compensation Committee determines the compensation of our Chief

Executive Officer, administers our bonus, incentive compensation and stock plans, approves stock option grants and approves the salaries and other benefits of our executive officers. In addition, the Compensation Committee consults with our management regarding our benefit plans and compensation policies and practices. The Compensation Committee held three meetings during fiscal year 2003 and took 12 actions by unanimous written consent during that year.

      The Nominating and Corporate Governance Committee currently consists of Ms. Goodwin, Mr. Halter and Mr. Salerno. Mr. Halter serves as Chair of the Nominating and Corporate Governance Committee. Ms. Goodwin joined the Nominating and Corporate Governance Committee in March 2004. This committee’s responsibilities include identifying individuals qualified to become members of our Board of Directors; recommending to the full Board of Directors the persons to be nominated for election as directors and to each of its committees; and reviewing and making recommendations to the Board of Directors with respect to management succession planning. The Nominating and Corporate Governance was constituted in March 2003 and held four meetings in 2003.

      All directors are expected to attend regular Board meetings, Board committee meetings and our annual meeting of stockholders. All directors except Mr. Graham attended the 2003 annual meeting of stockholders.

Compensation of Directors

      Our employees who serve on the Board of Directors are not compensated for their service as directors. Non-employee directors are entitled to annual compensation of $120,000, of which $20,000 is paid in cash and $100,000 is paid in deferred stock units, or DSUs, representing the right to acquire shares of our common stock. The number of DSUs issued is based on the fair market value of our common stock on the date of our annual stockholders meeting. For so long as the person remains a director, one-half the DSUs will vest on the anniversary of the date of grant, with the remainder to vest in equal quarterly installments thereafter. In addition, our Lead Director and the Chair of our Audit Committee are entitled to $25,000 of additional compensation, of which $15,000 is paid in cash and $10,000 is paid in DSUs. Chairs of the two other board committees are entitled to $10,000 of compensation, of which $5,000 is paid in cash and $5,000 is paid in DSUs. Each non-employee director is eligible to receive fair market value options to purchase 50,000 shares of our common stock when he or she joins the Board of Directors. In 2003, all then-serving non-employee directors were issued DSUs representing the right to acquire 30,000 shares of our common stock which vest over a three-year period for so long as the person continues to serve as a director. We also reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors.

Executive Compensation

      Summary Compensation Table. The following table sets forth information with respect to the compensation earned by the Akamai Named Executive Officers for the fiscal years ended December 31, 2003, 2002 and 2001. Mr. Ruffolo departed as our Chief Operating Officer in April 2004. Columns required by the regulations of the Commission have been omitted where no information was required to be disclosed under those columns.

					Long-Term
					Compensation

					Awards

		Annual Compensation
					Restricted	Securities		All Other
					Stock	Underlying		Compensation (2)
		Salary			Awards	Options/
Name and Principal Position (1)	Year	($)	Bonus ($)		($)	SARs(#)		$

George Conrades	2003	20,000	—		—	—		—
Chairman and Chief	2002	20,000	—		—	750,000		—
Executive Officer(3)	2001	132,500	—		—	—		—
Robert Cobuzzi	2003	200,000	—		—	—		—
Chief Financial Officer	2002	23,076	—		—	—		—
	2001	—	—		—	—		—
Michael Ruffolo	2003	400,000	270,000		—	575,000	(4)	—
Chief Operating Officer	2002	400,000	72,000	(5)	(4)	—		1,000	(6)
	2001	146,153	50,000	(7)	—	803,419	(3)	—
Chris Schoettle	2003	300,000	170,000		—	400,000	(8)	—
Executive Vice President,	2002	300,000	109,200	(5)	(8)	—		1,000	(6)
Technology, Networks and	2001	230,769	80,000	(7)	—	750,000	(8)	140,319	(9)
Support

(1)	Mr. Conrades commenced employment with Akamai in April 1999; Mr. Cobuzzi commenced employment with Akamai in November 2002; Mr. Ruffolo commenced employment with Akamai in August 2001; and Mr. Schoettle commenced employment with Akamai in March 2001.

(2)	With the exception of Mr. Schoettle, other compensation in the form of perquisites and other personal benefits has been omitted because these perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total salary and bonus for each Akamai Named Executive Officer for that year.

(3)	In April 2001, Mr. Conrades made a voluntary election to reduce his base salary to $20,000 in an effort to preserve the cash available to Akamai and help us reduce overall expenses, particularly at a time when Akamai was making significant reductions in its work force. In 2002, the Compensation Committee approved the issuance of shares of restricted common stock to Mr. Conrades as the central part of a retention plan. The vesting of such shares is tied to the our achievement of specific financial goals. See “Report of the Compensation Committee” elsewhere in this Proxy Statement.

(4)	In November 2002, Mr. Ruffolo exchanged 750,000 outstanding options to purchase common stock for 175,000 shares of restricted common stock and the right to receive an option to purchase 575,000 additional shares of common stock in May 2003. The shares of restricted common stock vest in full on the second anniversary of the date of grant. We are unable to assess the value of the consideration paid by Mr. Ruffolo for the shares of restricted stock.

(5)	Amounts were earned in the year ended December 31, 2002 but were paid in 2003.

(6)	Consists of contributions to our 401(k) plan made on behalf of the Akamai Named Executive Officer.

(7)	Amounts were earned in the year ended December 31, 2001 but were paid in 2002.

(8)	In November 2002, Mr. Schoettle exchanged 750,000 outstanding options to purchase common stock for 100,000 shares of restricted common stock and the right to receive an option to purchase 400,000 additional shares of common stock in May 2003. The shares of restricted common stock vest in full on the second anniversary of the date of grant. We are unable to assess the value of the consideration paid by Mr. Schoettle for the shares of restricted stock.

(9)	Consists of relocation benefits and $1,000 in contributions to our 401(k) plan made on behalf of Mr. Schoettle.

Option Grants During Fiscal Year 2003

      The following table sets forth each grant of options to purchase our common stock during fiscal year 2003 to each of our Akamai Named Executive Officers. No stock appreciation rights were granted during such fiscal year.

Individual Grants
Potential Realizable Value
		Percent of			at Assumed Annual Rates
	Number of	Total Options			of Stock Price
	Securities	Granted to	Exercise or		Appreciation for Option
	Underlying	Employees in	Base Price		Term (1)(2)
	Options	Fiscal Year	Per Share
Name	Granted	2003 (%)	($/Share)	Expiration Date	5%($)	10%($)

Michael Ruffolo	575,000	13	3.71	5/14/2013	1,341,589	3,399,851
Chris Schoettle	400,000	9	3.71	5/14/2013	933,280	2,365,114

(1)	The potential realizable value is calculated based on the term of the Akamai stock option at the time of grant, assuming stock price appreciation of 5% and 10% pursuant to rules promulgated by the Commission and does not represent our prediction of the price performance of our stock. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term, compounded annually, of the Akamai stock option and that the Akamai stock option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(2)	Options vest in full on the third anniversary of the grant date subject to the possibility of accelerated vesting based on the achievement of certain financial goals.

2003 Fiscal Year-End Option Values

      No Akamai Named Executive Officers exercised options during fiscal year 2003. The following table sets forth information with regard to the value of unexercised options at December 31, 2003.

	Number of
	Securities Underlying		Value of Unexercised
	Unexercised Options at		In-the-Money
	Fiscal Year-End (#)		Options at Fiscal Year-End (1)

Name	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)

George H. Conrades	0	750,000	—	7,125,000
Robert Cobuzzi	50,000	200,000	482,000	1,928,000
Michael Ruffolo	254,044	359,275	1,888,594	2,532,889
Chris Schoettle	153,000	247,000	1,078,650	1,741,350

(1)	Value is based on the difference between the option exercise price and the fair market value at December 31, 2003, our fiscal-year end, of $10.76 (the closing price per share on December 31, 2003 as quoted on the NASDAQ Stock Market), multiplied by the number of shares underlying the option.

Employment Agreements

      On July 12, 2002, we entered into an employment agreement and a stock option agreement with Mr. Conrades. Under the terms of those agreements, if, following a change in control of Akamai, Mr. Conrades resigns due to a material reduction in his responsibilities or compensation or is terminated for a reason other than cause, he is entitled to a cash payment of $1.0 million. In addition, any unvested options shall vest as though one-third of such unvested options had vested on each anniversary of the date of grant.

      On November 7, 2002, we entered into a letter agreement with Mr. Cobuzzi setting forth his responsibilities and compensation as our Chief Financial Officer. Under the agreement, if Mr. Cobuzzi’s employment is terminated by us other than for cause during the first three years of his employment, we will pay him an amount equal to one year of his then-base salary plus certain medical benefits. If such a termination occurs during the first year of Mr. Cobuzzi’s employment with us, 25% of his initial stock option grant would be deemed vested at such time. If such a termination occurs during the second year of Mr. Cobuzzi’s employment with us, 50% of his initial stock option grant would be deemed vested at such time. If such a termination occurs during the third year of Mr. Cobuzzi’s employment with us, 75% of his initial stock option grant would be deemed vested at such time. In addition, if there is a change of control of Akamai and the surviving entity fails to offer to employ Mr. Cobuzzi in a position with responsibilities that are commensurate with his responsibilities with us and, as a result, his employment terminates voluntarily or involuntarily, he shall be entitled to receive payment of an amount equal to one year of his then-base salary. If there is a change of control of Akamai, the number of shares of our common stock as to which Mr. Cobuzzi’s options have vested shall be calculated as though the applicable grant date were the date that is one year prior to such grant date.

      On July 24, 2001, we entered into a letter agreement with Mr. Ruffolo, which was subsequently amended on July 27, 2001, setting forth his responsibilities, compensation and eligibility to receive certain payments upon his termination. On November 14, 2002, we entered into a restricted stock agreement with Mr. Ruffolo pursuant to which he received 175,000 shares of our common stock which would vest in full upon a change in control of Akamai. On May 14, 2003, we entered into a stock option agreement with Mr. Ruffolo pursuant to which he acquired an option to purchase up to 575,000 shares of our common stock. Under the terms of Mr. Ruffolo’s restricted stock agreement and stock option agreement, some or all of the unvested shares of restricted stock and stock options vest upon termination of Mr. Ruffolo’s employment under certain circumstances. In April 2004, Mr. Ruffolo departed from the Company. In connection with his departure, we entered into a separation agreement with Mr. Ruffolo that was approved by the Compensation Committee of the Board of Directors and supersedes all prior agreements containing termination benefits. Under the terms of the separation agreement, Mr. Ruffolo received a cash payment of $400,000 and payment of medical benefits for a period of one year. In addition, vesting of the 175,000 shares of restricted stock held by Mr. Ruffolo was accelerated as of the date of termination.

      On February 15, 2001, we entered into a letter agreement with Chris Schoettle setting forth his responsibilities and compensation. The agreement provides that if Mr. Schoettle’s employment is terminated by us other than for cause during the first three years of his employment, we will pay him an amount equal to one year of his then-base salary plus certain medical benefits. The agreement also provides that if such a termination were to occur during the first year of Mr. Schoettle’s employment with us, 25% of his initial stock option grant would be deemed vested at such time. If such a termination were to occur during the second year of Mr. Schoettle’s employment with us, 50% of his initial stock option grant would be deemed vested at such time. If such a termination were to occur during the third year of Mr. Schoettle’s employment with us, 75% of his initial stock option grant would be deemed vested at such time. In addition, if there is a change of control of Akamai and the surviving entity fails to offer to employ Mr. Schoettle in a position with responsibilities that are commensurate with his responsibilities with us and, as a result, his employment terminates voluntarily or involuntarily, he shall be entitled to receive payment of an amount equal to one year of his then-base salary. On November 14, 2002, we entered into a restricted stock agreement with Mr. Schoettle pursuant to which he received 100,000 shares of our common stock, which would vest in full upon a change in control of Akamai or upon termination of his employment with Akamai for reasons other than gross misconduct or his voluntary resignation. In May 14, 2003, we entered into a stock option agreement with Mr. Schoettle pursuant to which he acquired the option to purchase up to 400,000 shares of our common stock. Under that agreement, if Mr. Schoettle’s employment is terminated for a reason other than cause, as defined in the agreement, all of his unvested options will accelerate as of the termination date. Additionally, if there is a change in control of Akamai, the number of shares of our common stock as to which Mr. Schoettle’s options have vested shall be calculated as though the applicable grant date were the date that is one year prior to such grant date.

Ten Year Option Repricings

      The following table sets forth information regarding options held by the Akamai Named Executive Officers that were exchanged pursuant to option exchange agreements. The Compensation Committee approved the option exchanges in order to restore the incentive value of such options.

		Number of				Length
		Securities		Exercise Price		of Original
		Underlying	Market Price of	of Option at		Option Term
		Options	Stock at Time of	Time of	New	at Date of
		Repriced or	Repricing or	Repricing or	Exercise	Repricing
Name	Date	Amended(#)	Amendment($)(1)	Amendment($)	Price($)	or Amendment

Michael Ruffolo	11/14/02	500,000	$1.01	$5.85	(2)	08/13/11
	11/14/02	250,000	$1.01	$5.49	(2)	12/11/11
Chris Schoettle	11/14/02	425,000	$1.01	$9.47	(3)	03/19/11
	11/14/02	325,000	$1.01	$4.21	(3)	08/31/11

(1)	Represents the closing price of our common stock on November 14, 2002 as reported by the NASDAQ Stock Market.

(2)	In November 2002, Mr. Ruffolo agreed to exchange stock options to purchase 750,000 shares of our common stock for the issuance of 175,000 shares of restricted common stock at that time. In addition, in May 2003, we issued to him stock options to purchase an additional 575,000 shares of our common stock. There is no exercise price associated with the restricted stock grants. The exercise price of the stock options issued in May 2003 is $3.71, which was the fair market value of our common stock on the date of grant, as determined by the last reported sales price of our common stock as reported by the NASDAQ Stock Market on such date.

(3)	In November 2002, Mr. Schoettle agreed to exchange stock options to purchase 750,000 shares of our common stock for the issuance of 100,000 shares of restricted common stock at that time. In addition, in May 2003, we issued to him stock options to purchase an additional 400,000 shares of our common stock so long as Mr. Schoettle continues to be an eligible participant under the 1998 Option Plan. There is no exercise price associated with the restricted stock grants. The exercise price of the stock options issued in May 2003 is $3.71, which was the fair market value of our common stock on the date of grant, as determined by the last reported sales price of our common stock as reported by the NASDAQ Stock Market on such date.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table reflects the number of shares of our common stock that, as of December 31, 2003, were outstanding and available for issuance under compensation plans that have previously been approved by our stockholders as well as compensation plans that have not previously been approved by our stockholders.

Number of Securities
		Weighted-Average	Remaining Available for
	Number of Securities to be	Exercise Price of	Future Issuance Under
	Issued Upon Exercise of	Outstanding Options,	Equity Compensation
	Outstanding Options,	Deferred Stock	Plans (Excluding
	Deferred Stock Units and	Units and Other	Securities Reflected in
	Other Rights	Rights ($)	Column (a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders(1)(2)	11,429,302	5.16	5,551,769 (3)
Equity Compensation Plans not Approved by Security Holders(4)	4,061,675	3.09	170,501
Total	15,490,977	4.62	5,722,270

(1)	Consists of stock options and other rights issuable under the Stock Incentive Plan and the Akamai Technologies, Inc. 1999 Employee Stock Purchase Plan, as amended, which we refer to as the 1999 Employee Stock Purchase Plan.

(2)	Excludes stock options to purchase up to 18,468 shares of our common stock with a weighted average exercise price of $18.85 per share issued pursuant to stock option plans acquired in connection with our acquisitions of InterVU, Inc. and Network24 Communications, Inc. No future stock options may be issued under these plans.

(3)	Includes 1,500,000 shares available for future issuance under our 1999 Employee Stock Purchase Plan. At our 2002 annual meeting of stockholders, our stockholders approved an evergreen provision for the 1999 Employee Stock Purchase plan pursuant to which the number of shares available for issuance automatically increases to up to 1,500,000 shares each June 1 and December 1, subject to an aggregate cap of 20,000,000 shares.

(4)	Consists of stock options issuable under the Akamai Technologies, Inc. 2001 Stock Incentive Plan, which we refer to as the 2001 Option Plan.

      The following is a brief description of the material features of the equity compensation plan reflected in the chart above that was not approved by our stockholders.

      On December 11, 2001, our Board of Directors approved the adoption of the 2001 Option Plan. The purpose of this plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who make important contributions to Akamai by providing them with equity ownership opportunities and performance-based incentives that better align their interests with those of our stockholders. A total of 5,000,000 shares of our common stock, subject to adjustment in the event of a stock split or similar event, are issuable to our consultants, advisors and employees, including individuals who have accepted offers for employment with us; however, the 2001 Option Plan excludes from participation all directors and all officers within the meaning of Section 16 of the Exchange Act and related rules. The plan provides for the granting of non-statutory options, restricted stock awards and other stock-based awards. A copy of the 2001 Option Plan was filed with the Commission as an exhibit to our annual report on Form 10-K for the fiscal year ended December 31, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act, which we refer to as Section 16(a), requires our officers and directors, and holders of more than ten percent of a registered class of our equity securities, which we refer to as reporting persons, to file reports of ownership and changes in ownership of such securities with the Commission. Reporting persons are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. We are not aware of any beneficial owner of more than ten percent of our common stock.

      Based solely on our review of copies of reports filed by reporting persons or written representations from such persons pursuant to Item 405 of Regulation S-K, we believe that during fiscal year 2003, all filings required to be made by the reporting persons were made in accordance with the requirements of the Exchange Act, except that on December 9, 2003, Mr. Graham filed a Form 4 to reflect sales on November 14, 2003 of 15,000 shares of our common stock by his wife.

      Nominating and Corporate Governance Committee’s Process for Reviewing and Considering Director Candidates

      The Board of Directors has charged the Nominating and Corporate Governance Committee with helping to assemble and maintain a world-class and diverse Board of Directors that effectively represents the interests of Akamai’s stockholders. The Nominating and Corporate Governance Committee’s goal is to attract intelligent individuals from varied backgrounds who have a strong desire to understand, and provide insight about, Akamai’s business and corporate goals; to understand and contribute to the role of the Board of Directors in representing the interests of stockholders; and to promote good corporate governance and ethical behavior by the members of the Board and our employees.

      In assessing whether an individual has these characteristics and whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria described in its charter. These criteria include:

•	integrity,

•	business and financial acumen,

•	knowledge of Akamai’s business and industry,

•	experience in business, government and other fields,

•	diligence,

•	potential conflicts of interest,

•	commitment to dedicate the necessary time and attention to Akamai, and

•	the ability to act in the interests of all stockholders.

      The Board of Directors particularly values demonstrated leadership experience and skills as well as reputation for the highest standards of honesty, ethics and integrity. Akamai also recognizes the importance of having a diverse Board of Directors and actively considers candidates who can provide gender, racial, ethnic and professional diversity. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

      To identify and evaluate attractive candidates, the members of the Nominating and Corporate Governance Committee actively solicit recommendations from other members of Akamai’s Board of Directors and other professional contacts. In addition, during fiscal year 2003, the Nominating and Corporate Governance Committee retained the services of an executive search firm to help identify and evaluate potential candidates. As potential candidates emerge, the Nominating and Corporate Governance Committee meets from time to time to evaluate biographical information and background material relating to potential candidates; discusses those individuals with other members of the Board of Directors and senior management; and reviews the results of personal interviews and meetings that may have been conducted by members of the Board of Directors, senior management and our outside legal and accounting advisors. The Board of Directors encourages the participation of Akamai’s senior management in the candidate review process to provide insight, for example, on what additional perspectives and background could help the Board of Directors best provide appropriate guidance to management in dealing with the business risks and opportunities Akamai faces.

      Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Information about the process by which stockholders may send written communications to the Board of Directors on candidates and other matters is available on our website at www.akamai.com.

      Stockholders also have the right under Akamai’s bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth under “Deadline for Submission of Stockholder Proposals for the 2005 Annual Meeting” below.

Report of the Compensation Committee

      The 2003 Compensation Committee of Akamai’s Board of Directors has furnished the following report on executive compensation.

      The Compensation Committee of Akamai’s Board of Directors, which during 2003 consisted of Mr. Graham and Ms. Seligman:

•	reviews executive salaries,

•	administers Akamai’s stock plans,

•	approves stock option grants and any executive bonus and other executive incentive plans, and

•	approves the salaries and other benefits of its executive officers.

      In addition, the Compensation Committee consults with Akamai’s management regarding its benefit plans and is responsible for reviewing Akamai’s overall compensation policies and practices. The Compensation Committee operates under a written charter that was formally adopted by the Compensation Committee and the Board of Directors in March 2004.

Compensation Philosophies

      Akamai’s executive compensation program for 2003 consisted primarily of base salary and stock options or restricted stock designed to align executive compensation with Akamai’s long-term strategic goals and stockholder interest and to attract, retain and reward executives. To that end, the Compensation Committee’s executive compensation philosophy holds that a significant portion of executive compensation should be tied directly to the performance of Akamai as a whole. By linking compensation to Akamai’s business objectives, we believe that a performance-oriented environment is created for its executives and other employees.

      The Compensation Committee bases all executive compensation decisions on a detailed review of many factors that the Compensation Committee believes are relevant, including external competitive data, Akamai’s achievements over the past year, the individual’s past, present and expected contributions to Akamai’s success, any significant changes in the individual’s role or responsibilities, the internal equity of compensation relationships among different employees and employee groups and the long-term value of the executive. We believe that it is important to reward excellence, leadership and outstanding long-term company performance.

Executive Compensation in Fiscal 2003

      Base Salary. Base salaries for executive officers are determined annually by reviewing three key areas: (1) the practices of companies of similar size, market capitalization and industry; (2) the skills and performance level of the individual executive relative to targeted performance criteria; and (3) actual corporate performance. In September 2001, Mr. Sagan voluntarily elected to reduce his annual salary from $250,000 to $50,000 per year and, in November 2001, elected to further reduce it to $20,000 per year. Each of Mr. Conrades and Mr. Leighton also reduced his salary to $20,000 per year in April 2001. At that time, Akamai was sharply cutting all of its expenses and engaging in work force reductions. With the support of the Compensation Committee, Messrs. Conrades, Leighton and Sagan took such salary reductions to assist in stabilizing our financial position and demonstrate to fellow employees and stockholders their commitment to the long-term success of the company.

      Incentive Bonus. Akamai generally does not have an annual bonus plan for executive officers. Cash bonuses are used on an exception basis to attract, retain and motivate executives. When cash bonuses are employed, the executive’s cash bonus is based on the achievement of company-specific performance measures and individual-specific objectives and the contribution of the executive to the overall success and achievements of Akamai and its management team. In 2003, in recognition of their achievement of certain individual performance goals, Mr. Ruffolo earned a bonus of $270,000, and Mr. Schoettle earned a bonus of $170,000.

      Long-Term Incentives. The Compensation Committee believes that stock options and restricted stock are excellent long-term incentives for executives that align executive and stockholder interests and assist in the retention of key officers and employees. Stock options granted under Akamai’s stock option program generally vest over four years. In 2003, we issued options to purchase approximately 2.4 million shares of our common stock to employees, both executives and non-executives, that allow for acceleration of vesting in partial increments upon the achievement of certain corporate financial objectives. We believe that options with vesting-acceleration triggers represent a broad-based incentive program that further align employee interests with those of our stockholders.

      When determining stock option awards, the Compensation Committee considers an executive’s current contributions to Akamai’s performance, the anticipated contribution to meeting Akamai’s long-term strategic performance goals, his or her position with Akamai and industry practice. The direct link between the value of a stock option to an executive and an increase in the price of Akamai’s stock makes stock option awards a key method for aligning executive compensation with stockholder value. During 2003, the Akamai Named Executive Officers received options to purchase an aggregate of 975,000 shares of common stock at a weighted average exercise price of $3.71 per share, as indicated in the table under the heading “Option Grants During Fiscal Year 2003” included elsewhere in this Proxy Statement.

Option Exchange

      In November 2002, each of Mr. Ruffolo and Mr. Schoettle agreed to exchange stock options held by them for shares of restricted common stock of Akamai and a commitment from the company to issue additional stock options to them in May 2003. See the table under the heading “Ten-Year Option Repricings” included elsewhere in this Proxy Statement.

      The Compensation Committee approved the option exchanges for Mr. Ruffolo and Mr. Schoettle because we believe that executive officers with equity incentives, the value of which increases over time, creates performance incentives and helps us retain valuable employees. The stock options surrendered by Messrs. Ruffolo and Schoettle had exercise prices ranging from $4.21 to $9.47 per share, significantly above the market price of our common stock. On the effective date of the exchange, the closing market price of our common stock as reported by the NASDAQ Stock Market was $1.01. Accordingly, we believed that the option exchange program was an appropriate mechanism to create performance incentives and retain these executives.

Chairman and Chief Executive Officer Compensation in Fiscal 2003

      Mr. Conrades’ base salary and long-term incentive compensation are determined by the Compensation Committee without Mr. Conrades’ participation, based upon the same factors as those used by the Compensation Committee for executives in general. In April 2001, Mr. Conrades made a voluntary election to reduce his base salary from $345,000 to $20,000. Mr. Conrades does not participate in a cash-based incentive plan.

      In light of Mr. Conrades’ election to reduce his salary, the members of the Compensation Committee and other independent members of the Board of Directors believed it was in the best interests of stockholders that Akamai provide appropriate incentives to encourage him to continue to serve as Chief Executive Officer. Given our financial condition at that time and other factors, we determined that an equity-based compensation plan would be the most effective and efficient means of providing incentives to Mr. Conrades. Accordingly, in July 2002, Mr. Conrades was granted an option to purchase 750,000 shares of Akamai common stock at the market price of $1.26 at that time. The options vest in full on the third anniversary of the date of grant; however, vesting may accelerate in partial increments upon Akamai’s achievement of certain financial objectives, which are defined in the option agreement. In particular, vesting with respect to options to purchase 250,000 shares of Akamai common stock accelerates on the last day of the first calendar quarter ending on or before December 31, 2003 during which we have revenue of at least $50,000,000 and a gross profit percentage of at least sixty-five percent. On the last day of each successive calendar quarter, if such milestones are maintained, vesting accelerates for options to purchase the lesser of 250,000 shares or the number of shares issuable in respect of any unvested options. If such milestones are not maintained during a later quarter, vesting will instead accelerate for options to purchase the lesser of 200,000 shares or the number of shares issuable in respect of any unvested shares.

      By tying accelerated vesting to the achievement of significant corporate financial goals, Mr. Conrades’ performance incentives are further aligned with the interests with those of our stockholders. The amount and nature of the grant were based on our review of the financial performance of Akamai, Mr. Conrades’ contribution to Akamai’s performance, and our review of equity incentives provided by other technology companies.

Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to in this Proxy Statement as the “Code,” generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of Akamai and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Compensation Committee

Ronald Graham
Naomi O. Seligman

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee during fiscal year 2003 were Mr. Graham and Ms. Seligman. Mr. Graham and Ms. Seligman joined the Compensation Committee of the Board of Directors during 2001. Mr. Halter joined the Compensation Committee in March 2004. No member of the Compensation Committee was at any time during 2003, or formerly, an officer or employee of Akamai or of any of our subsidiaries, and no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

      None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other organization that had any executive officer who served as a director or member of the Compensation Committee.

Comparative Stock Performance

      The following graph compares the cumulative total return to stockholders of our common stock for the period from October 29, 1999, the date our common stock was first traded on the NASDAQ National Market, through December 31, 2003 (including the period between September 3, 2002 and May 5, 2003 during which our common stock was listed on the NASDAQ SmallCap Market) with the cumulative total return over such period of:

•	the NASDAQ Stock Market (U.S.) Index; and

•	the S&P Information Technology Sector Index.

      The graph assumes the investment of $100 in our common stock (at the initial public offering price) and in each of such indices (and the reinvestment of all dividends). Measurement points are to the last trading day for each respective fiscal year. The performance shown is not necessarily indicative of future performance.

COMPARISON OF 50 MONTH CUMULATIVE TOTAL RETURN*

AMONG AKAMAI TECHNOLOGIES, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S&P INFORMATION TECHNOLOGY INDEX

	10/99	12/99	3/00	6/00	9/00	12/00	3/01	6/01	9/01	12/0	3/02	6/02	9/02	12/02	3/03	6/03	9/03	12/03

Akamai Technologies, Inc.	$100.00	$1,260.10	$618.51	$456.67	$201.98	$81.01	$32.93	$35.29	$11.19	$22.85	$15.39	$5.00	$3.19	$6.65	$5.42	$18.38	$16.50	$41.38

Nasdaq Stock Market (U.S.)	$100.00	$139.54	$165.04	$144.96	$136.05	$93.27	$62.75	$60.42	$55.07	$48.90	$49.30	$51.49	$48.18	$44.96	$40.55	$50.27	$56.99	$63.36

S&P Information Technology	$100.00	$133.50	$151.61	$137.62	$118.45	$78.90	$58.47	$65.73	$43.40	$58.49	$54.14	$40.07	$29.93	$36.61	36.46	$43.08	$47.75	$53.89

* $100 invested on 10/29/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Report of the Audit Committee

      The 2003 Audit Committee of our Board of Directors has furnished the following report on the Audit Committee’s review of our audited financial statements:

      The Audit Committee of Akamai’s Board of Directors, which, during fiscal year 2003, consisted of Mr. Coyne, Mr. Halter and Mr. Salerno, is responsible for monitoring the integrity of Akamai’s consolidated financial statements, their compliance with legal and regulatory requirements, Akamai’s system of internal controls and the qualifications, independence and performance of its internal and independent auditors. The Audit Committee has the authority and responsibility to select, evaluate and, when appropriate, replace Akamai’s independent auditors. We act under a written charter that was first adopted and approved by the Audit Committee and the Board of Directors in May 2000. The charter was amended and restated in March 2004. A copy of our current charter is attached as Appendix A to this proxy statement. The members of the Audit Committee are independent directors as defined by the Audit Committee charter and the rules of the NASDAQ Stock Market.

      Akamai’s management is responsible for the financial reporting process, including Akamai’s system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP, or PWC, Akamai’s independent auditors, is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to oversee and review these processes. The members of the Audit Committee are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to the financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

      We reviewed Akamai’s audited financial statements for the fiscal years ended December 31, 2003, December 31, 2002 and December 31, 2001 that were included in Akamai’s annual report on Form 10-K as filed with the Commission, which we refer to as the Financial Statements. We reviewed and discussed the Financial Statements with Akamai’s management and PWC. PWC has represented to the Audit Committee that, in its opinion, Akamai’s audited financial statements were prepared in accordance with accounting principles generally accepted in the United States. We discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      We also discussed with PWC its independence from Akamai and considered whether PWC’s rendering of certain services to Akamai, other than services rendered in connection with the audit or review of the Financial Statements, is compatible with maintaining PWC’s independence. See “Ratification of Selection of Independent Auditors” included elsewhere in this Proxy Statement. In connection with these matters, Akamai received the written disclosures and letter from PWC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This Standard requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on its independence, to confirm its perceived independence and to engage in a discussion of independence.

      Based on our review of the Financial Statements and reports to us and our participation in the meetings and discussions described above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that the Financial Statements be included in Akamai’s annual report on Form 10-K for the year ended December 31, 2003 as filed with the Commission.

Audit Committee

Martin M. Coyne II
William A. Halter
Frederic V. Salerno

Certain Relationships and Related Party Transactions

      On November 14, 2002, we entered into an agreement with Michael Ruffolo, who at the time was our Executive Vice President, Global Sales, Services and Marketing, in which Mr. Ruffolo agreed to exchange outstanding options to purchase 750,000 shares of our common stock for 175,000 shares of restricted stock issued at that time. The shares of restricted common stock vest in full on the second anniversary of the date of grant. As part of the agreement, we issued to Mr. Ruffolo replacement options to purchase 575,000 shares of our common stock in May 2003.

      On November 14, 2002, we entered into an agreement with Chris Schoettle, our Executive Vice President, Technology, Networks and Support, in which Mr. Schoettle agreed to exchange outstanding options to purchase 750,000 shares of our common stock for 100,000 shares of restricted stock issued at that time. The shares of restricted common stock vest in full on the second anniversary of the date of grant. As part of the agreement, we issued to Mr. Schoettle replacement options to purchase 400,000 shares of our common stock in May 2003.

PROPOSAL TWO

APPROVAL OF AMENDMENT OF AKAMAI’S STOCK INCENTIVE PLAN

Overview

      In the opinion of Akamai’s Board of Directors, the future success of Akamai depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. Under our Stock Incentive Plan, Akamai is currently authorized to grant options to purchase up to an aggregate of 41,255,600 shares of common stock to its officers, directors, employees and consultants. As of March 31, 2004, there were 1,666,702 shares available for future grant under the Stock Incentive Plan and approximately 600 persons eligible to receive equity awards under Stock Incentive Plan.

      In March 2004, Akamai’s Board of Directors adopted an amendment to the Stock Incentive Plan that increased from 41,255,600 to 48,255,600 the number of shares of common stock available for issuance upon exercise of options granted under the Stock Incentive Plan (subject to adjustment for certain changes in Akamai’s capitalization). The effectiveness of the amendment is subject to the approval of our stockholders.

      We last amended the Stock Incentive Plan to increase the number of shares available for issuance in 2001. We use the Stock Incentive Plan to attract and retain talented employees in a highly competitive environment for hiring high-tech workers. Our management carefully considers all proposed grants under the Stock Incentive Plan, and the Compensation Committee approves all awards. We anticipate that the proposed increase would meet our needs until 2007.

Summary of the Stock Incentive Plan

      The following summary of the Stock Incentive Plan is qualified in its entirety by reference to the Stock Incentive Plan, a copy of which is attached as Appendix B to the electronic copy of this Proxy Statement filed with the Commission and may be accessed from the Commission’s website at www.sec.gov. In addition, a copy of the Stock Incentive Plan may be obtained by making a written request to our General Counsel.

     Description of Awards.

      The Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights. In this Proxy Statement, we refer collectively to the various types of grants as Awards.

      Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that is less than, equal to or greater than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of Akamai or any of our subsidiaries). Incentive stock options may not be granted for a term in excess of ten years (five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of Akamai or its subsidiaries). The Stock Incentive Plan permits our Board of Directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a “cashless exercise” through a broker, by surrender to us of shares of common stock, by delivery to us of a promissory note, or by any other lawful means.

      Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to Akamai’s right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

      Other Stock-Based Awards. Under the Stock Incentive Plan, Akamai’s Board of Directors has the right to grant other Awards based upon the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

Eligibility to Receive Awards

      Officers, employees, directors, consultants and advisors of Akamai and our subsidiaries are eligible to be granted Awards under the Stock Incentive Plan. Under current law, however, incentive stock options may only be granted to employees of Akamai and its subsidiaries. The maximum number of shares with respect to which Awards may be granted to any participant under the Stock Incentive Plan may not exceed 3,600,000 shares per calendar year.

      As of March 31, 2004, approximately 600 persons were eligible to receive Awards under the Stock Incentive Plan, including executive officers and non-employee directors. The granting of Awards under the Stock Incentive Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

      On March 31, 2004, the last reported sale price of our common stock on the NASDAQ National Market was $          .

Administration

      The Compensation Committee of our Board of Directors administers the Stock Incentive Plan. The Compensation Committee, with the assistance of management, determines the recipients of awards and determines:

•	the number of shares of common stock covered by options and the dates upon which such options become exercisable;

•	the exercise price of options;

•	the duration of options; and

•	the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions for repurchase, issue price and repurchase price.

      In the event of a merger or other acquisition event (each as defined in the Stock Incentive Plan), our Board of Directors is authorized to provide for outstanding awards to be assumed or substituted for by the acquiror. If the acquiror does not assume or substitute for outstanding awards, the Board of Directors may provide that all unexercised options will become exercisable in full prior to the completion of such event and that these options will terminate upon the completion of the event if not previously exercised. In addition, immediately prior to the consummation of change in control event (including an acquisition event that is also a change in control event), the vesting schedule of each outstanding option and stock-based award will be accelerated.

Amendment or Termination

      No Award may be made under the Stock Incentive Plan after August 18, 2008, but Awards previously granted may extend beyond that date. Our Board of Directors may at any time amend, suspend or terminate the Stock Incentive Plan. For tax purposes, however, certain amendments may be subject to stockholder approval.

Federal Income Tax Consequences

      The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

      Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Akamai or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

      A participant will have income upon the sale of the stock acquired under an incentive stock option, which we refer to as ISO Stock, at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the ISO stock. If a participant sells the ISO stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the ISO stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the ISO stock for more than one year and otherwise will be short-term. If a participant sells the ISO stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the ISO stock for more than one year and otherwise will be short-term.

      Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, which we refer to as NSO Stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the NSO stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the NSO stock for more than one year and otherwise will be short-term.

      Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

      Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Stock Incentive Plan will vary depending on the specific terms of the Award.

      Tax Consequences to Akamai. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

      Akamai’s Board of Directors believes that the proposed amendment to the Stock Incentive Plan is in the best interests of Akamai and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

PROPOSAL THREE

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      Our Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit our financial statements for the year ending December 31, 2004. PWC has audited our Financial Statements for each fiscal year since our inception. The affirmative vote of holders of a majority of the shares of our common stock represented at the meeting is necessary to ratify the appointment of PWC as our independent auditors and our Board of Directors recommends that the stockholders vote FOR confirmation of such selection. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of PWC are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

      The following table summarizes the fees earned by PWC from us for each of the last two fiscal years for audit, audit-related, tax and other services:

Fee Category	2003	2002

Audit Fees(1)	$778,655	$1,154,324
Audit-Related Fees(2)	46,500	15,250
Tax Fees	—	—
All Other Fees(3)	54,786	48,500

Total Fees	$879,941	$1,218,074

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial information included in our quarterly reports on Form 10-Q, professional fees related to the issuance of our 1% senior convertible notes and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to our employee benefit audits, internal control reviews, attestation services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)	All Other Fees includes services provided to us in support of our annual information security risk assessment.

      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. The Audit Committee may delegate pre-approval authority to one or more of its independent members but not to our management.

      Approval of services can come in two ways: specific pre-approval or general pre-approval. Specific pre-approval represents the Audit Committee’s consent for the independent auditor to perform a specific project, set of services or transaction for us. General pre-approval represents the Audit Committee’s consent for the independent auditor to perform certain categories of services for us. If a particular service or project falls into a category that has been generally pre-approved by the Audit Committee within the preceding twelve months, specific pre-approval of that service or project need not be obtained. Any proposed services exceeding cost levels generally pre-approved by the Audit Committee will require specific pre-approval. From time to time, the Audit Committee may revise the list of services for which general pre-approval is granted.

Board Recommendation

      Our Board of Directors believes that the selection of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2004 is in the best interests of Akamai and our stockholders and, therefore, recommends that the stockholders vote FOR this proposal.

OTHER MATTERS

      Our Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

      We have hired Georgeson Shareholder Communications, Inc., a proxy solicitation firm, or Georgeson, to assist us with the distribution of proxy materials and vote solicitation. We will pay Georgeson approximately $20,000 for its services plus out-of-pocket expenses. We may ask Georgeson to solicit proxies on our behalf by telephone for a fee of $5.00 per phone call. Georgeson will solicit proxies by personal interview, mail and telephone.

      All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail or by Georgeson, our Board of Directors, officers and other employees, without additional remuneration, may solicit proxies by telephone, telegraph, electronic mail and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Householding of Annual Meeting Materials

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you write us at the following address or call us at the following phone number:

Akamai Technologies, Inc.

8 Cambridge Center
Cambridge, Massachusetts 02142
Attention: Investor Relations
Phone: 617-444-3000

      If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Deadline for Submission of Stockholder Proposals for the 2005 Annual Meeting

      Proposals of stockholders intended to be presented at the 2005 Annual Meeting pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us no later than December 13, 2004 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

      In addition, our by-laws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other business that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act). The required notice must be delivered by the stockholder and received by the Secretary at the principal executive offices of Akamai (i) no earlier than 90 days before and no later than 70 days before the first anniversary of the preceding year’s annual meeting, or (ii) if the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from the first anniversary date, (a) no earlier than 90 days before the annual meeting and (b) no later than 70 days before the annual meeting or ten days after the day notice of the annual meeting was mailed or publicly disclosed, whichever occurs first.

      OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By order of the Board of Directors,

MELANIE HARATUNIAN
Vice President, General Counsel
and Secretary

April 12, 2004

APPENDIX A

AKAMAI TECHNOLOGIES, INC.

AUDIT COMMITTEE CHARTER

(Revised – March 2004)

A. Purpose

      The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B. Structure and Membership

      1. Number; Chair. The Audit Committee shall consist of at least three independent, financially literate members of the Board of Directors meeting the requirements set forth in Sections 2 and 3 below. Unless a Chairman is elected by the Board of Directors, the Audit Committee shall elect a Chairman by majority vote.

      2. Independence. Except as permitted by applicable rules of the NASDAQ Stock Market (“Nasdaq”), each member of the Audit Committee shall be independent as defined in the Nasdaq rules, meet the criteria for independence set forth in applicable rules issued by the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the preceding three years.

      Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the Board of Directors determines that the director’s membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

      3. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities). Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable Commission rules).

      4. Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C. Authority and Responsibilities

General

      The Audit Committee shall assist the Board of Directors in fulfilling its responsibilities to shareholders concerning the Company’s accounting and reporting practices, and shall facilitate open communication between the Audit Committee, Board of Directors, outside auditors, and management.

      Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the outside auditor, in accordance with its business judgment. In discharging its duties, the Audit Committee will review the Company’s financial processes, the systems of internal control, the management of financial risks, the audit process and the process for monitoring compliance with laws and regulations. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company’s management and/or its outside auditor.

Oversight of Independent Auditors

      1. Appointment and Evaluation of Independent Auditors. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee. The Audit Committee shall adopt, maintain and follow procedures consistent with the rules and regulations of the Commission for the pre-approval of audit and non-audit services provided to the Company by its independent auditor.

      2. Oversight of Independent Auditors. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•	other material written communications between the independent auditor and Company management; and.

      3. Auditor Independence. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the outside auditor. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

      4. Meetings with Management. The Audit Committee shall meet privately as often as it deems necessary with: (i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

Review of Financial Statements

      1. Audited Financial Statements. The Audit Committee shall review and discuss with the Company’s outside auditor and management the Company’s audited financial statements, including, for example, whether management’s choices of accounting principles are, as a whole, conservative, moderate or aggressive. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

      2. Annual Report. Based upon its discharge of its responsibilities hereunder and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s annual reports on Forms 10-K.

      3. Other Disclosures. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

      4. Discussion of Disagreements. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company’s accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

      5. Interim Financial Information. The Audit Committee shall review interim financial information with the Company’s management and the outside auditor. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee’s next scheduled meeting. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

      6. Judgments of Management. In connection with its review of the Company’s interim and audited financial statements, the Audit Committee shall inquire of the Company’s management and the outside auditors as to whether there were any significant financial reporting issues and judgment made in connection with the preparation of such financial statements, as well as the potential impact on the Company’s financial statements of any proposed changes in accounting and financial reporting rules.

Controls and Procedures

      1. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

      2. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      3. The Audit Committee shall review all “related party transactions” (as defined by the rules issued by the Commission) on an ongoing basis, and all such transactions must be approved by the Audit Committee.

D. Procedures and Administration

      1. Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

      2. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to pre-approve audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

      3. Reports to the Board. The Audit Committee shall report regularly to the Board of Directors.

      4. Charter. The Compensation Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

      5. Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

      6. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

      7. Expenses. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

THIRD AMENDMENT TO

SECOND AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN

OF

AKAMAI TECHNOLOGIES, INC.

     The Second Amended and Restated 1998 Stock Incentive Plan (the “Plan”) be and hereby is amended by deleting the first sentence of Section 4(a) thereof in its entirety and inserting in lieu thereof the following:

“Subject to adjustment under Section 8, Awards may be made under the Plan for up to 48,255,600 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”).”

Adopted by the Board of Directors on March 16, 2004.

Approved by the Stockholders on .

SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN

OF

AKAMAI TECHNOLOGIES, INC.

     The Second Amended and Restated 1998 Stock Incentive Plan (the “Plan”) be and hereby is amended by deleting the first sentence of Section 4(a) thereof in its entirety and inserting in lieu thereof the following:

“Subject to adjustment under Section 8, Awards may be made under the Plan for up to 41,255,600 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”).”

Adopted by the Board of Directors on March 20, 2001.

Approved by the Stockholders on May 22, 2001.

AMENDMENT TO

SECOND AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN

OF

AKAMAI TECHNOLOGIES, INC.

     The Second Amended and Restated 1998 Stock Incentive Plan (the “Plan”) be and hereby is amended by deleting the first sentence of Section 4(a) thereof in its entirety and inserting in lieu thereof the following:

“Subject to adjustment under Section 8, Awards may be made under the Plan for up to 37,755,600 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”).”

Adopted by the Board of Directors on April 9, 2000.

Approved by the Stockholders on May 24, 2000.

AKAMAI TECHNOLOGIES, INC.

Second Amended and Restated
1998 Stock Incentive Plan

1.    Purpose

     The purpose of this Amended and Restated 1998 Stock Incentive Plan (the “Plan”) of Akamai Technologies, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future subsidiary corporations of as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).

2.    Eligibility

     All of the Company’s employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant.”

3.    Administration, Delegation

     (a)    Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b)    Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c)    Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officer.

4.    Stock Available for Awards

     (a)    Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 11,377,800 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b)    Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 3,600,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

5.    Stock Options

     (a)    General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

     (b)    Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c)    Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     (d)    Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     (e)    Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f)    Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)    in cash or by check, payable to the order of the Company;

(2)    except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

(3)    when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), which Common Stock was owned by the Participant at least six months prior to such delivery;

(4)    to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5)    by any combination of the above permitted forms of payment.

6.    Restricted Stock

     (a)    Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

     (b)    Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.    Other Stock-Based Awards

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.    Adjustments for Changes in Common Stock and Certain Other Events

     (a)    Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

     (b)    Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

     (c)    Acquisition and Change in Control Events

(1)    Definitions

(a)    An “Acquisition Event” shall mean:

     (i)    any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

     (ii)    any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

(b)    A “Change in Control Event” shall mean:

     (i)    any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation;

     (ii)    the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (A) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Sale: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the

     Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which results in all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such transaction (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively;

     (iii)    any sale of all or substantially all of the assets of the Company; or

     (iv)    the complete liquidation of the Company.

(2)    Effect on Options

(a)    Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Acquisition Event. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(b)    Change in Control Event that is not an Acquisition Event. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then-outstanding shall automatically become immediately exercisable in full.

(3)    Effect on Restricted Stock Awards

(a)    Acquisition Event that is not a Change in Control Event. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b)    Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then-outstanding shall automatically be deemed terminated or satisfied.

(4)    Effect on Other Awards

(a)    Acquisition Event that is not a Change in Control Event. The Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

(b)    Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any other Award or any other agreement between a Participant and the Company, all other Awards shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award.

9.    General Provisions Applicable to Awards

     (a)    Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b)    Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c)    Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d)    Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e)    Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f)    Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g)    Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h)    Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.    Miscellaneous

     (a)    No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b)    No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c)    Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

     (d)    Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

     (e)    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

DETACH HERE	ZAKIC2

AKAMAI TECHNOLOGIES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

Annual Meeting of Stockholders — May 25, 2004

      Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) George H. Conrades, Paul Sagan and Melanie Haratunian, or each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2004 Annual Meeting of Stockholders of Akamai Technologies, Inc. and any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

      This Proxy when properly executed will be voted in the manner directed by the Undersigned Stockholder(s). If no other indication is made, the Proxies shall vote “FOR” Proposals 1, 2 and 3.

PLEASE VOTE, DATE AND SIGN ON OTHER SIDE
AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

AKAMAI TECHNOLOGIES, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE	ZAKIC1

☒	Please mark votes as in this example.	#AKI

A vote FOR the director nominees and FOR proposal numbers 2 and 3 is recommended by the Board of Directors.

1.	Election of Class II Directors.
	Nominees:	(01) Ronald Graham (02) F. Thomson Leighton (03) Naomi Seligman

FOR BOTH NOMINEES	☐	☐	WITHHELD FROM BOTH NOMINEES

☐

INSTRUCTIONS: To withhold authority to vote for either nominee write the nominee’s name on the line above. Your shares will be voted for the remaining nominee.

		FOR	AGAINST	ABSTAIN
2.	Approval of an amendment to the Second Amended and Restated 1998 Stock Incentive Plan.	☐	☐	☐

3.	Approval of the selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2004.	☐	☐	☐

To transact such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE OR COMMENTS AND NOTE ON REVERSE	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

Signature:	Date:	Signature:	Date: